As filed with the Securities and Exchange Commission on May 12, 2006
                                                     Registration No. 333-131738


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          ----------------------------

                               Amendment No. 3 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                             CHINA NATURAL GAS, INC.
                 (Name of small business issuer in its charter)

Delaware                        4923                          98-0231607
(State or other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or             Classification Code Number)  Identification No.)
Organization)

                      Tang Xing Shu Ma Building, Suite 418
                                 Tang Xing Road
                               Xian High Tech Area
                             Xian, Shaanxi Province
                                      China
        (Address and telephone number of principal executive offices and principal place of business)

                      Minqing Lu, Chief Executive Officer
                             China Natural Gas, Inc.
                      Tang Xing Shu Ma Building, Suite 418
                                 Tang Xing Road
                               Xian High Tech Area
                             Xian, Shaanxi Province
                                      China
                                 86-29-88323325
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Marc J. Ross, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                EXPLANATORY NOTE

      This Amendment No. 3 to Registration Statement on Form SB-2 amends Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-131738) filed on April 25, 2006, and is being filed to provide an additional exhibit in
Item 27 of Part II.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee                                                $  2,526.89
Printing and engraving expenses                                     $  5,000.00
Legal fees and expenses                                             $ 50,000.00
Accounting fees and expenses                                        $ 10,000.00
Miscellaneous expenses                                              $ 10,000.00

    Total...........................................................$ 77,526.89
                                                                    ===========

      The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On January 17, 2006, the Company entered into securities purchase agreements with an accredited investor and completed the sale of $2,824,802 of units. The units contained an aggregate of 1,008,857 shares of common stock and 274,633 common stock purchase warrants. Each common stock purchase warrant is exercisable for a period of three years at an exercise price of $3.60 per share. Pursuant to the terms of the warrant, each investor has contractually agreed to restrict its ability to exercise the warrants to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 9.9% of the outstanding shares of common stock of the Company.

      On January 10, 2006 through January 13, 2006 the Company entered into securities purchase agreements with four accredited investors and completed the sale of $2,195,198 of units. The units contained an aggregate of 783,999 shares of common stock and 213,422 common stock purchase warrants. Each common stock purchase warrant is exercisable for a period of three years at an exercise price of $3.60 per share. Pursuant to the terms of the warrant, each investor has contractually agreed to restrict its ability to exercise the warrants to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 9.9% of the outstanding shares of common stock of the Company. New York Global Securities acted as the placement agent of the transaction and received warrants to purchase 121,955 shares of common stock on the same terms and conditions as the investors.

      On January 6, 2006 and January 9, 2006, the Company entered into securities purchase agreements with four accredited investors and completed the sale of $5,380,000 of units. The units contained an aggregate of 1,921,572 shares of common stock and 523,055 common stock purchase warrants. Each common stock purchase warrant is exercisable for a period of three years at an exercise price of $3.60 per share. Pursuant to the terms of the warrant, each investor has contractually agreed to restrict its ability to exercise the warrants to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 9.9% of the outstanding shares of common stock of the Company. New York Global Securities acted as the placement agent of the transaction and received warrants to purchase 298,888 shares of common stock on the same terms and conditions as the investors.

      * All of the above  offerings  and sales  were  deemed to be exempt  under
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Pursuant to a Share Purchase Agreement, which closed on December 6, 2005, we issued an aggregate 4,000,000 shares of common stock to former shareholders of Xian Xilan Natural Gas Co., Ltd. These shares were issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit
Number         Description of Exhibit
3.1            Articles of  Incorporation  (incorporated  by reference to same exhibit filed with the Company's Form 10SB Registration Statement filed September 15, 2000, SEC file no. 000-31539).
3.2            Certificate of Ownership of Coventure international Inc. and
               China Natural Gas, Inc., dated December 12, 2005
3.3            Registrant's  By-Laws (incorporated  by reference to same exhibit filed with the Company's  Form 10SB Registration Statement filed
               September 15, 2000, SEC file no. 000-31539).
5.1            Opinion of Sichenzia Ross Friedman Ference LLP *
10.1           Share Purchase Agreement made as of December 6, 2005 among
               Coventure International Inc., Xian Xilan Natural Gas Co.,  Ltd.
               and each of Xilan's shareholders. (incorporated by reference to the exhibits to Registrants Form 8-K filed on December 9, 2005).
10.2           Return to Treasury Agreement between Coventure International Inc.
               and John Hromyk, dated December 6, 2005. (incorporated by reference to the exhibits to Registrants Form 8-K filed on December 9, 2005).
10.3           Purchase Agreement made as of December 19, 2005 between China
               Natural Gas, Inc. and John Hromyk (incorporated by reference to the exhibits to Registrants Form 8-K filed on December 23, 2005).
10.4           Form of Securities Purchase Agreement (incorporated by reference to the exhibits to Registrants Form 8-K filed on January 12,
               2006).
10.5           Form of Common Stock Purchase Agreement (incorporated by
               reference to the exhibits to Registrants Form 8-K filed on January 12, 2006).

Exhibit
Number         Description of Exhibit
10.6           Form of Registration Rights Agreement (incorporated by reference to the exhibits to Registrants Form 8-K filed on January 12,
               2006).

10.7 Private Placement Agreement made as of December 19, 2005 by and between China Natural Gas, Inc. and New York Global Securities, Inc.

21.1           List of Subsidiaries *
23.1           Consent of Kabani & Company, Inc. *
23.2           Consent of Sichenzia Ross Friedman Ference LLP (contained in
               Exhibit 5.1)
* Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Xian, China, on May 12, 2006.

                                     CHINA NATURAL GAS, INC.


                                     By:  /s/  Minqing Lu
                                          --------------------------
                                          Minqing Lu
                                          Chief Executive Officer
                                          (Principal Executive Officer)


                                     By:  /s/ Xiaogang Zhu
                                          --------------------------
                                          Xiaogang Zhu
                                          Chief Financial Officer
                                          (Principal Financial and Accounting
                                          Officer)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                                        TITLE                                  DATE
          ---------                                        -----                                  ----


*
---------------------------                    Chairman of the Board                           May 12, 2006
Qinan Ji

*
---------------------------                    Vice Chairman of the Board                      May 12, 2006
Bo Chen

/s/ Minqing Lu
---------------------------                    Chief Executive Officer and Director            May 12, 2006
Minqing Lu

/s/ Xiaogang Zhu
---------------------------                    Chief Financial Officer                         May 12, 2006
Xiaogang Zhu

*
---------------------------                    Director                                        May 12, 2006
Patrick McManus

*
---------------------------                    Director                                        May 12, 2006
James A. Garner

* By Minqing Lu and Xiaogang Zhu, authorized under Power of Attorney filed with Form SB-2 (File No. 333-131738), filed with the Securities and Exchange Commission on March 31, 2006.